UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (IRS Employer Identification No.)

	CPI Card Group Inc. 10368 W. Centennial Road Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(720) 681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On March 5, 2026, CPI Card Group Inc. (the “Company”) issued a press release announcing financial results for its fiscal quarter and full year ended December 31, 2025 (the “Earnings Release”). A copy of the Earnings Release is attached hereto as Exhibit 99.1.

Segment Realignment

Effective for the quarter ending March 31, 2026, the Company implemented a change in the structure of its reportable segments to align with its internal management reporting and operating structure and consistent with the Company’s increased strategic focus on expanding and developing additional proprietary integrated technological solutions for its customer base. This change was made to reflect the revised manner in which the Company’s Chief Operating Decision Maker manages the Company’s business, including for performance assessment and resource allocation.

Supplemental Information

Included as Exhibit 99.3 to this Current Report on Form 8-K is a schedule that presents the Company’s updated segment results for each of the quarters in 2025 as well as the full year 2025, consistent with the new reportable segment structure so investors can understand the effect of the new segment structure on historical financial information.

Item 7.01   Regulation FD Disclosure

In connection with the issuance of the Earnings Release, the Company is holding a public conference call on March 5, 2026, during which John Lowe, President and Chief Executive Officer, and Terra Grantham, Interim Chief Financial Officer, will provide the presentation attached hereto as Exhibit 99.2. Information regarding access to the conference call and webcast is set forth in the Earnings Release.

Item 8.01 Other Events

The segment realignment resulted in the following new reportable segments:

●	Secure Card Solutions: primarily produces secure debit and credit cards and provides card personalization services for U.S. card-issuing financial institutions, including highly customizable, on-demand payment card solutions;
●	Prepaid Solutions: primarily provides prepaid debit cards and secure packaging solutions and other integrated prepaid card services to prepaid program managers in the U.S.; and
●	Integrated Paytech: primarily provides a SaaS-based instant issuance solution, which gives customers the ability to issue an instant personalized debit or credit card within a customer location; and other digital payment solutions such as push provisioning for mobile wallets.

Although this realignment does not impact the Company’s previously reported consolidated financial statements, for the convenience of investors and to facilitate year-over-year comparability, the Company is furnishing updated segment information under the new segment structure. The updated information reflects only reclassification of prior period segment data and does not represent a restatement of previously issued financial statements.

This change is effective beginning with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026, which will reflect the new segment structure for both the current and comparative periods presented.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description
99.1*	Press release issued by the Company on March 5, 2026, announcing the fourth quarter and full year results.
99.2*	Presentation of the Company dated March 5, 2026.
99.3*	New Segment Information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*The information furnished under Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2, and 99.3, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI Card Group Inc.

	By:	/s/ Darren Dragovich
Darren Dragovich
Chief Legal and Compliance Officer
Date: March 5, 2026